Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 of our report dated February 27, 2007 relating to the consolidated financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in Plains Exploration & Production Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

PricewaterhouseCoopers LLP

Houston, Texas

June 8, 2007